Exhibit 99.1
Planet Awarded €240 Million Satellite Services Deal

Berlin, GERMANY – July 1 – Planet Labs Germany GmbH, a leading provider of daily data and insights about Earth, today announced a multi-year €240 million agreement, funded by the German government, in support of European peace and security. Through the agreement, Planet will provide dedicated capacity and direct downlink services on Pelican satellites over specific European regions. This deal also includes access to PlanetScope and SkySat data, along with AI-enabled solutions for enhanced situational awareness and maritime domain awareness.

The contract will provide high-resolution imagery and timely intelligence via dedicated capacity on Pelican satellites, including those being built for our previously announced satellite services agreement. This satellite services ‘dedicated capacity’ model offers a cost-effective and efficient way for customers to gain access to advanced space-based capabilities without the operational complexities of building and maintaining their own satellite infrastructure.

“We are incredibly proud to expand our vital collaboration with Germany as they rapidly enhance and bolster regional peace and stability,” said Will Marshall, CEO and Co-Founder. “With the changing geopolitical landscape, the demand for sovereign access to geospatial intelligence is more urgent than ever before, and Planet's satellite services model is uniquely designed to enable large area security monitoring. With over 600 Earth imaging satellites built and deployed, and its agile aerospace approach, Planet’s unparalleled experience empowers customers to achieve their critical monitoring needs for peace and security with confidence, quickly and cost effectively.”

This strategic initiative underscores Planet's commitment to delivering high-performance satellite solutions that meet the evolving needs and increasing demand of its global network of customers. Planet is uniquely equipped to deliver on the complex and immediate needs of governments, combining a proven track record of hundreds of operational satellites, efficient satellite manufacturing, and constellation-scale operations to deliver best-in-class capabilities at a competitive price point.

“With a long history in Germany, Planet Labs Germany GmbH in Berlin proudly serves as our European headquarters,” said Martin Polak, Managing Director of Planet Labs Germany GmbH. “Our talented European team plays a crucial role, contributing significantly to the global management of Planet's constellation and driving our extensive business across the EMEA region. This agreement powerfully underscores the unique value we deliver to Germany's long-term security interests. We are proud to deliver the space-based information and tools that Europe urgently needs at this critical time.”

Building on Planet’s recent and pivotal agreement with NATO, this further solidifies Planet’s position as a trusted and essential partner for customers seeking to bolster their strategic capabilities. These agreements across Europe reflect a global imperative for enhanced daily monitoring, early warning and responsive space capabilities, as governments navigate a complex and rapidly shifting geopolitical landscape.

This contract will leverage satellites already under development. Planet expects to begin recognizing revenue in January 2026, ramping up over several years. As a result, Planet is not updating its previously issued financial guidance for this fiscal year, which was provided on June 4, 2025.

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About Planet
Planet Labs Germany GmbH is part of the Planet group and is based at Planet’s European headquarters in Berlin. Planet Labs PBC (NYSE: PL) is the parent company of the Planet group with global headquarters in San Francisco, USA. Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and

Exhibit 99.1
operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet Labs PBC is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter) or tune in to HBO's ‘Wild Wild Space’.

Forward-looking Statements
Certain statements contained in this press release are “forward-looking statements” about Planet within the meaning of the securities laws, including statements about Planet’s future cash flows and revenue, Planet’s strategic partnerships, the expansion of the high resolution capacity of Planet’s fleet and the delivery of such capacity to Planet customers, and Planet’s future growth in new and existing markets. Such statements, which are not of historical fact, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in Planet’s filings with the Securities and Exchange Commission. Planet does not undertake an obligation to update its forward-looking statements to reflect future events, except as required by applicable law.

Planet Press
Claire Bentley Dale
press@planet.com

Planet Investor Relations
Cleo Palmer-Poroner
ir@Planet.com